UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Knoll, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 31, 2005

Dear Stockholder,

We cordially invite you to attend our 2005 Annual Meeting of Stockholders to be held at 9 a.m. (local time) on Tuesday, May 3, 2005 at our offices located at 76 Ninth Avenue, 11th Floor, New York, New York 10011. The attached notice of Annual Meeting and proxy statement describe the business we will conduct at the meeting and provide information about Knoll, Inc. that you should consider when you vote your shares.

When you have finished reading the proxy statement, please promptly vote your shares by marking, signing, dating and returning the proxy card in the enclosed prepaid envelope. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Thank you for your cooperation.

Sincerely,

Andrew B. Cogan Chief Executive Officer	Kathleen G. Bradley President and Chief Executive Officer, Knoll North America

March 31, 2005

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Knoll, Inc.:

TIME: 9 a.m. (local time)

DATE: Tuesday, May 3, 2005

PLACE: Knoll, Inc., 76 Ninth Avenue, 11th Floor, New York, New York 10011

PURPOSES:

1. To elect three (3) directors for a term ending at the 2008 Annual Meeting of Stockholders, or thereafter in each case when their respective successors are elected and qualified.

2. To ratify the audit committee’s appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2005.

3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

WHO MAY VOTE:

You are entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof if you were the record owner of Knoll, Inc. common stock at the close of business on March 21, 2005. A list of stockholders of record will be available at the meeting and, during the 10 days prior to the meeting, at our offices at 76 Ninth Avenue, 11th Floor, New York, New York 10011.

BY ORDER OF THE BOARD OF DIRECTORS

Patrick A. Milberger

Senior Vice President, General Counsel and Secretary

KNOLL, INC.

1235 WATER STREET

EAST GREENVILLE, PENNSYLVANIA 18041

215-679-7991

PROXY STATEMENT FOR THE KNOLL, INC.

2005 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why Did You Send Me this Proxy Statement?

We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at the 2005 Annual Meeting of Stockholders and any adjournments of the meeting. This proxy statement summarizes the information you need to know to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. Instead, you may vote your shares by marking, signing, dating and returning the enclosed proxy card. If you hold your shares through a broker you may also be able to vote your shares either via the Internet or by telephone.

On or about April 8, 2005, we began sending this proxy statement, the attached notice of Annual Meeting and the enclosed proxy card to all stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders who owned our common stock at the close of business on March 21, 2005 are entitled to vote at the Annual Meeting. On this record date, there were 50,486,024 shares of our common stock outstanding. Our common stock is our only class of voting stock. We are also sending along with this proxy statement our 2004 annual report, which includes our financial statements for the fiscal year ended December 31, 2004.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote.

How Do I Vote?

You may vote by signing and mailing your proxy card. If you properly fill in your proxy card and send it to us in time, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxyholder will vote your shares as recommended by our board of directors. If you hold your shares through a broker, you may also be able to vote your shares on the Internet or by telephone.

If you attend the Annual Meeting, you may also submit your vote in person, and any previous votes that you submitted will be superseded by the vote that you cast at the Annual Meeting.

If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on March 21, 2005, the record date for voting. The Annual Meeting will be held at 9 a.m. (local time) on Tuesday, May 3, 2005 at our offices at 76 Ninth Avenue, 11th Floor, New York, New York 10011. When you arrive at the venue, signs will direct you to the appropriate meeting rooms. You need not attend the Annual Meeting in order to vote.

May I Revoke My Proxy?

If you give us your proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of the following ways:

•	You may send in another proxy with a later date;

•	You may notify our Secretary in writing before the Annual Meeting that you have revoked your proxy; or

•	You may vote in person at the Annual Meeting.

How Does our Board of Directors Recommend That I Vote on the Proposals?

Our board of directors recommends that you vote as follows:

•	“FOR” the election of the nominees for director for a term ending at the 2008 Annual Meeting of Stockholders, or thereafter in each case when their respective successors are elected and qualified;

•	“FOR” ratification of the selection of Ernst & Young LLP as our independent auditors for our fiscal year ending December 31, 2005.

If any other matter is presented, your proxyholder will vote your shares in accordance with his or her best judgment. At the time this proxy statement was printed, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this proxy statement.

What Constitutes a Quorum for the Meeting?

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the meeting. Votes of stockholders of record who are present at the meeting in person or by proxy, abstentions and broker non-votes are counted for purposes of determining whether a quorum exists. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has not voted. Thus, broker non-votes will not affect the outcome of any of the matters to be voted on at the Annual Meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

What Vote is Required to Approve Each Proposal?

Proposal 1: Elect Directors	The three nominees for director who receive the most votes (also known as a “plurality” of the votes) will be elected.

Proposal 2: Ratify Selection of Auditors	The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the selection of independent auditors.

What is the Effect of Broker Non-Votes and Abstentions?

•	Broker Non-Votes: As noted above, broker non-votes are not counted as shares present and entitled to be voted with respect to the matter on which the broker has not voted. Thus, broker non-votes will not affect the outcome of any of the matters to be voted on at the Annual Meeting.

•	Abstentions: Because abstentions are treated as shares present or represented and entitled to vote at the Annual Meeting, abstentions with respect to Proposal 2 have the same effect as votes against the proposal. However, abstentions will have no effect on the outcome of the vote to elect directors.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let inspectors of election examine these documents. We will not disclose your vote to management unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make on the proxy card or elsewhere.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Solicitation of proxies will be made principally through the mails, but our officers and employees may also solicit proxies in person or by telephone, fax or email. We will pay these employees and officers no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to the beneficial owners of the common stock and to obtain authority to execute proxies. We will then reimburse them for their expenses.

Householding of Annual Disclosure Documents

In December 2000, the Securities and Exchange Commission (the “SEC”) adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or your broker to send a single set of our annual report and proxy statement to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Each stockholder will continue to receive a separate proxy card or voting instruction card.

If your household received a single set of disclosure documents this year, but you would prefer to receive your own copy, please contact our transfer agent, EquiServe, Inc., by calling their toll free number, 1-877-282-1168.

If you do not wish to participate in “householding” and would like to receive your own set of our annual disclosure documents in future years, follow the instructions described below. Conversely, if you share an address with another of our stockholders and together both of you would like to receive only a single set of our annual disclosure documents, follow these instructions:

•	If your shares are registered in your own name, please contact our transfer agent, EquiServe, Inc., and inform them of your request by calling them at 1-877-282-1168 or writing them at Equivserve, Inc., 250 Royall Street, Canton, Massachusetts 02021.

•	If a broker or other nominee holds your shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of February 15, 2005 for (a) the executive officers named in the Summary Compensation Table on page 11 of this proxy statement, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 49,892,592 shares of common stock outstanding on February 15, 2005. Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Knoll, Inc., 1235 Water Street, East Greenville, Pennsylvania 18041.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number	Percent (1)
Stockholders owning approximately 5% or more:
Warburg, Pincus Ventures, L.P. (2)	29,867,952	59.9%
FMR Corp. (3)	3,313,604	6.6
Directors and Executive Officers:
Burton B. Staniar (4)	1,545,958	3.1
Andrew B. Cogan (4)	1,697,390	3.3
Kathleen G. Bradley (4)	1,857,582	3.6
Stephen A. Grover (4)	586,034	1.2
Arthur C. Graves (4)	407,964	*
Jeffrey A. Harris (5)	29,867,952	59.9
Sidney Lapidus (6)	29,867,952	59.9
Kewsong Lee (7)	29,867,952	59.9
Kevin Kruse	0	0
John F. Maypole (4)	3,300	*
Anthony P. Terracciano (4)	6,600	*
All directors and executive officers as a group (14 persons)	37,001,346	68.6

*	Represents beneficial ownership of less than one percent of our common stock.
(1)	Percentages are calculated pursuant to Rule 13d-3 under the Exchange Act. Percentage calculations assume, for each person and group, that all shares that may be acquired by such person or group pursuant to options currently exercisable or that become exercisable within 60 days following February 15, 2005 are outstanding for the purpose of computing the percentage of common stock owned by such person or group. However, those unissued shares of common stock described above are not deemed to be outstanding for calculating the percentage of common stock owned by any other person. Except as otherwise indicated, the persons in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and subject to the information contained in the footnotes to this table. The number of shares outstanding for these purposes as of February 15, 2005 was 49,892,592 shares of common stock.
(2)	Includes 29,323,884 shares directly owned and 544,068 shares beneficially owned through Warburg Pincus & Co. The sole general partner of Warburg Pincus Ventures, L.P. (“Warburg Pincus”) is Warburg Pincus & Co. Warburg Pincus LLC manages Warburg Pincus. The members of Warburg Pincus LLC are substantially the same as the partners of Warburg Pincus & Co. The address of Warburg Pincus entities is 466 Lexington Avenue, New York, NY 10017.
(3)

FMR Corp., a holding company, has filed with the SEC a Schedule 13G on February 14, 2005 indicating that, as of December 31, 2004, (a) it (directly or indirectly) has sole dispositive power over all these shares, (b) it has sole voting power over 2,453,300 of these shares and no shared voting power, (c) these shares are, for the most part, held by investment companies and institutional accounts managed by Fidelity

Management & Research Company and Fidelity Management Trust Company, wholly owned subsidiaries of FMR Corp., and (d) the family of Edward C. Johnson 3d, including Mr. Johnson, the Chairman of FMR Corp., and his daughter Abigail Johnson, a director, may be deemed to form a controlling group with respect to FMR Corp. The address of FMR Corp. is 82 Devonshire Street, Boston, MA 02109.

(4)	Excludes options to purchase 33,056, 66,110, 33,054, 33,056, 25,000, 25,000, 66,110 and 322,830 shares of common stock held by Messrs. Staniar, Cogan, Graves, Grover, Maypole and Terracciano and Ms. Bradley and all directors and executive officers as a group, respectively, that will not vest within 60 days of February 15, 2005.
(5)	Mr. Harris, a director of Knoll, Inc., is a managing director of Warburg Pincus LLC and a general partner of Warburg Pincus & Co. All shares indicated as owned by Mr. Harris are included because of his affiliation with the Warburg Pincus entities. Mr. Harris owns no shares individually and disclaims beneficial ownership of all shares owned by the Warburg Pincus entities. His address is c/o Warburg Pincus LLC, 466 Lexington Avenue, New York, NY 10017.
(6)	Mr. Lapidus, a director of Knoll, Inc., is a managing director and senior advisor of Warburg Pincus LLC and a general partner of Warburg Pincus & Co. All shares indicated as owned by Mr. Lapidus are included because of his affiliation with the Warburg Pincus entities. Mr. Lapidus owns no shares individually and disclaims beneficial ownership of all shares owned by the Warburg Pincus entities. His address is c/o Warburg Pincus LLC, 466 Lexington Avenue, New York, NY 10017.
(7)	Mr. Lee, a director of Knoll, Inc., is a managing director of Warburg Pincus LLC and a general partner of Warburg Pincus & Co. All shares indicated as owned by Mr. Lee are included because of his affiliation with the Warburg Pincus entities. Mr. Lee owns no shares individually and disclaims beneficial ownership of all shares owned by the Warburg Pincus entities. His address is c/o Warburg Pincus LLC, 466 Lexington Avenue, New York, NY 10017.

CORPORATE GOVERNANCE

Board of Directors

Our certificate of incorporation provides that our business is to be managed by or under the direction of our board of directors. Our board of directors is divided into three staggered classes for purposes of election. One class is elected at each Annual Meeting of Stockholders to serve for a three-year term. Our board of directors currently consists of nine members, classified into three classes as follows: (1) Andrew B. Cogan, Kevin Kruse and Kewsong Lee constitute Class I and serve for a term ending at the 2005 Annual Meeting of Stockholders, or thereafter in each case when their respective successors are elected and qualified; (2) Burton B. Staniar, Sidney Lapidus and Anthony P. Terracciano constitute Class II and serve for a term ending at the 2006 Annual Meeting of Stockholders, or thereafter in each case when their respective successors are elected and qualified; and (3) Kathleen G. Bradley, Jeffrey A. Harris and John F. Maypole constitute Class III and serve for a term ending at the 2007 Annual Meeting of Stockholders, or thereafter in each case when their respective successors are elected and qualified.

On February 2, 2005, our nominating and corporate governance committee recommended Messrs. Cogan, Kruse and Lee for reelection after due consideration of their qualifications. On February 15, 2005, our board of directors voted to nominate Messrs. Cogan, Kruse and Lee for reelection at the 2005 Annual Meeting to serve for a term ending at the 2008 Annual Meeting of Stockholders, or thereafter in each case when their respective successors are elected and qualified.

Set forth below are the names of the persons nominated as directors and directors whose terms do not expire this year, their ages as of February 15, 2005, their offices in the company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold directorships.

Name	Age	Position
Burton B. Staniar	62	Chairman of the Board
Andrew B. Cogan	42	Chief Executive Officer, Knoll, Inc., and Director
Kathleen G. Bradley	55	President and Chief Executive Officer, Knoll North America, and Director
Jeffrey A. Harris	49	Director
Sidney Lapidus	67	Director
Kewsong Lee	39	Director
Kevin Kruse	34	Director
John F. Maypole	65	Director
Anthony P. Terracciano	66	Director

Burton B. Staniar has served as Chairman of the Board since his appointment in December 1993. Mr. Staniar served as our Chief Executive Officer from December 1993 to January 1997. Prior to that time, Mr. Staniar held a number of assignments at Westinghouse Electric Corporation, including President of Group W Cable and Chairman and Chief Executive Officer of Westinghouse Broadcasting. Mr. Staniar is also a director of Church and Dwight Co., Inc. and Journal Register, Co.

Andrew B. Cogan has served as a director since February 1996 and assumed the role of Chief Executive Officer of Knoll, Inc. in April 2001 after serving as Chief Operating Officer since December 1999. Mr. Cogan has held several positions in the design and marketing group worldwide since joining us in 1989, including Executive Vice President—Marketing and Product Development and Senior Vice President. Mr. Cogan is also a director of the Chinati Foundation in Marfa, Texas.

Kathleen G. Bradley has served as a director since November 1999 and assumed the role of President and Chief Executive Officer, Knoll North America, in April 2001. She was named as our President in December 1999, after serving as Executive Vice President—Sales, Distribution and Customer Service since August 1998,

Senior Vice President since 1996 and Divisional Vice President for Knoll’s southeast division since 1988. Prior to that time, Ms. Bradley was regional manager for our Atlanta region, a position to which she was promoted in 1983. She began her career with Knoll in 1979.

Jeffrey A. Harris has served as a director since February 1996. Mr. Harris is a Managing Director of Warburg Pincus LLC, where he has been employed since 1983. Mr. Harris is also a director of Bill Barrett Corporation, Spinnaker Exploration Company, Proxim Corporation and several private companies.

Sidney Lapidus has served as a director since February 1996. Mr. Lapidus is a Managing Director and Senior Advisor of Warburg Pincus LLC, where he has been employed since 1967. Mr. Lapidus is a director of Lennar Corporation, as well as a number of non-profit organizations.

Kewsong Lee has served as a director since February 1996. Mr. Lee is a Managing Director of Warburg Pincus LLC, where he has been employed since 1992. Mr. Lee is a director of Arch Capital Group Ltd., Eagle Family Foods Holdings, Inc., TransDigm Holding Company, TransDigm Inc. and several private companies.

Kevin Kruse has served as a director since December 2003. Mr. Kruse has been a Vice President of Warburg Pincus LLC since January 2003 and has been employed by Warburg Pincus LLC since February 2002. Prior to joining Warburg Pincus, Mr. Kruse was employed by AEA Investors Inc. Prior to that, he was employed by Bain & Co., a management consulting firm. Mr. Kruse is also a director of Polypore International, Inc., Polypore, Inc., TransDigm Holding Company and TransDigm Inc.

John F. Maypole has served as a director since December 2004. Mr. Maypole has, for the past 21 years, served as an independent consultant to various corporations and providers of financial services. Mr. Maypole is also a director of MassMutual Financial Group and Church and Dwight Co., Inc.

Anthony P. Terracciano has served as a director since December 2004. Mr. Terracciano served on the board of directors of American Water Works Company Inc. from 1997, and held the position of Vice Chairman from 1998, until its acquisition by Thames Water in January 2003. From July 2000 to January 2002, he was chairman of Dime Bancorporation and he previously held executive positions with First Union Bank, First Fidelity Bank, Mellon Bank and Chase Manhattan Bank. Mr. Terracciano is also a director of Avaya, Inc., IKON Office Solutions and Riggs Bank.

Corporate Governance Guidelines

Our board of directors has adopted Corporate Governance Guidelines that provide the framework for the governance of the Company. Our Corporate Governance Guidelines are available on our website at www.knoll.com and will also be made available to stockholders without charge, upon request, in writing to our Corporate Secretary at Knoll, Inc., 1235 Water Street, East Greenville, Pennsylvania 18041.

Code of Ethics

Our board of directors has adopted a code of ethics that applies to all of our directors, officers and employees, including our chief executive officer and chief financial and accounting officers. The code of ethics is publicly available on our website at www.knoll.com and will also be made available without charge to any person, upon request, in writing to our Corporate Secretary at Knoll, Inc., 1235 Water Street, East Greenville, Pennsylvania 18041. Disclosure regarding any amendments to, or waivers from, provisions of the code of ethics that apply to any director or principal executive, financial or accounting officers will be publicly disclosed in a manner that meets the requirements of applicable law and the rules of the New York Stock Exchange.

Director Independence

Because Warburg, Pincus Ventures, L.P. and its affiliates control more than 50% of the voting power of our common stock, we are considered to be a “controlled company” for the purposes of the New York Stock

Exchange listing requirements. As such, we are permitted, and have elected, to opt out of the New York Stock Exchange listing requirements that would otherwise require our board of directors to have a majority of independent directors and our compensation and nominating and corporate governance committees to be comprised entirely of independent directors.

In accordance with our Corporate Governance Guidelines, our board of directors has reviewed the qualifications of each of its members and determined that John F. Maypole and Anthony P. Terracciano are independent. In addition to meeting the definition of independence as such term is defined under the listing standards of the New York Stock Exchange, our board of directors has determined that neither Mr. Maypole nor Mr. Terracciano has a material relationship with Knoll, Inc. (directly or as a partner, shareholder, or officer of an organization that has a relationship with Knoll, Inc.) other than as a director. Our board of directors has determined that Messrs. Harris, Kruse, Lapidus and Lee should not be considered independent because of their relationship with Warburg Pincus.

Board Meetings and Committees

During the year ended December 31, 2004, there were nine meetings of our board of directors. No director attended fewer than 75% of the total number of meetings of the board and of committees of the board on which he or she served during 2004, except for Mr. Lee who attended six, or 66%, of the meetings of the board. Currently, we do not have a formal policy regarding director attendance at our Annual Meetings of Stockholders. However, it is expected that absent compelling circumstances, our directors will be in attendance. All stockholder actions taken during 2004 were effected by written consent in lieu of a meeting. Accordingly, we did not hold an annual meeting at which our directors could have been in attendance.

In accordance with our Corporate Governance Guidelines, the non-management directors will meet periodically without any management directors or employees present. Mr. Harris will preside over these meetings of the non-management directors. As required by the New York Stock Exchange Listing requirements and in accordance with our Corporate Governance Guidelines, our independent directors will also meet exclusively in an executive session at least once a year.

Our board of directors maintains an audit committee, a compensation committee, and a nominating and corporate governance committee. Each of these committees operates pursuant to a written charter, which are publicly available on our website at www.knoll.com and will also be made available to stockholders without charge, upon request, in writing to our Corporate Secretary at Knoll, Inc., 1235 Water Street, East Greenville, Pennsylvania 18041. A copy of the charter of the audit committee is also attached hereto as Appendix A.

Audit Committee. Our audit committee met two times during 2004. This committee currently has three members, Messrs. Harris, Maypole and Terracciano. Messrs. Maypole and Terracciano became directors and members of the audit committee after these meetings were held. Our board of directors has determined that Mr. Maypole, the chairman of the audit committee, is an “audit committee financial expert,” as the SEC has defined that term in Item 401 of Regulation S-K. Through reliance on the transitional exemption under Rule 10A-3(b)(1)(iv)(A), the composition of our audit committee meets the currently applicable independence requirements of the Sarbanes-Oxley Act, the New York Stock Exchange and SEC rules and regulations. We believe that the functioning of our audit committee will comply with the other requirements of the Sarbanes-Oxley Act, the New York Stock Exchange and SEC rules and regulations as they become applicable to us. Our audit committee (i) assists our board in monitoring the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent auditor’s qualifications and independence, and the performance of our internal audit function, if any, and independent auditors; (ii) assumes direct responsibility for the appointment, compensation, retention and oversight of the work of any independent registered public accounting firm engaged for the purpose of performing any audit, review or attest services and for dealing directly with any such accounting firm; (iii) provides a medium for consideration of matters relating to any audit issues; and (iv) prepares the audit committee report that the SEC rules require be included in our annual proxy statement or annual report on Form 10-K. Please also see the report of the audit committee set forth elsewhere in this proxy statement.

Compensation Committee. Our compensation committee met one time during 2004. This committee currently has two members, Messrs. Harris and Lapidus. Our compensation committee reviews and recommends policy relating to compensation and benefits of our officers and employees, including reviewing and approving corporate goals and objectives relevant to compensation of the Chief Executive Officer and other senior officers, evaluating the performance of these officers in light of those goals and objectives and setting compensation of these officers based on such evaluations. Our compensation committee recommends for approval by our board of directors individuals to receive awards under our stock option plans, the types of such awards, the terms and conditions of such awards and the time at which such awards will be granted. The compensation committee reviews and evaluates, at least annually, the performance of the compensation committee and its members, including compliance of the compensation committee with its charter. Please also see the report of the compensation committee set forth elsewhere in this proxy statement.

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee was established in December 2004 and held its first meeting in February 2005. This committee has two members, Messrs. Harris and Staniar. The nominating and corporate governance committee will oversee and assist our board of directors in identifying, reviewing and recommending nominees for election as directors; evaluate our board of directors and our management; develop, review and recommend corporate governance guidelines and a corporate code of business conduct and ethics; and generally advise our board of directors on corporate governance and related matters. The nominating and corporate governance committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the board of directors and concern for the long-term interests of the stockholders.

In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to nominate a candidate to be considered for election as a director at the 2006 Annual Meeting of Stockholders, it must follow the procedures described in “Stockholder Proposals and Nominations For Director.” If a stockholder wishes simply to propose a candidate for consideration as a nominee by the nominating and corporate governance committee, it should submit any pertinent information regarding the candidate to the nominating and corporate governance committee by mail at Knoll, Inc., c/o Corporate Secretary, 1235 Water Street, East Greenville, Pennsylvania 18041.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our board of directors or compensation committee.

Communications with Directors

In accordance with our Corporate Governance Guidelines, stockholders may send communications to the board, to any committee of the board or to any individual members of the board by sending a letter to the following address: Knoll, Inc., c/o Corporate Secretary, 1235 Water Street, East Greenville, Pennsylvania 18041. In addition, our board of directors has adopted “Whistleblower Procedures” setting forth procedures to enable the receipt and investigation of accounting, legal or retaliatory claims. The Whistleblower Procedures are publicly available on our website at www.knoll.com.

Compensation of Directors

During 2004, our directors generally did not receive compensation for service on the board of directors but were reimbursed for certain expenses in connection with attendance at board and committee meetings. However,

Messrs. Maypole and Terracciano, who became directors in December 2004, will each receive $25,000 per year plus $2,500 per board meeting. Messrs. Maypole and Terracciano each received a grant of options to purchase 25,000 shares of common stock. Mr. Maypole will also receive $10,000 per year for serving as chairman of our audit committee.

Executive Officers

Set forth below are the names of our executive officers who are not also directors, their ages as of February 15, 2005, their offices in the company, their principal occupations or employment for the past five years and the names of other public companies in which such persons hold directorships.

Name	Age	Position
Arthur C. Graves	58	Senior Vice President—Sales and Distribution
Stephen A. Grover	52	Senior Vice President—Operations
Carl G. Magnusson	64	Executive Vice President and Director of Design
Barry L. McCabe	57	Senior Vice President and Chief Financial Officer
Patrick A. Milberger	47	Senior Vice President, General Counsel and Secretary
Marcia A. Thompson	47	Vice President—Human Resources

Arthur C. Graves has served as our Senior Vice President—Sales and Distribution since 1999. He began his career with us in 1989 and has held several senior sales management positions with us since that time. Prior to joining us, Mr. Graves was with Herman Miller, Inc. from 1979 to 1989 where he held several sales and management positions. Mr. Graves’ career in the contract office furniture industry has spanned 25 years.

Stephen A. Grover has served as our Senior Vice President—Operations since May 1999 and is responsible for our Purchasing, Logistics, Product Development and Manufacturing teams. Prior to joining us, he was the Global Manufacturing Manager for General Electric’s Magnetic Resonance Imaging business. Over his 19-year career at GE, he also worked across the plastics business and medical systems business in progressively larger roles.

Carl G. Magnusson joined our company in 1976 and has served as our Executive Vice President and Director of Design since July 2003. Prior to this role, Mr. Magnusson served as our Senior Vice President and Director of Design. In 1997, Mr. Magnusson received the Pacific Design Center’s award for lifetime achievement.

Barry L. McCabe was appointed as our Senior Vice President and Chief Financial Officer in May 2002, after serving as Senior Vice President, Treasurer and Controller since January 2000 and serving as Vice President, Treasurer and Controller since January 1995. Prior to joining us in August 1990, Mr. McCabe worked with a number of Westinghouse business units during his 16 year career at Westinghouse.

Patrick A. Milberger was appointed as our Senior Vice President, General Counsel and Secretary in January 2000, after serving as Vice President, General Counsel and Secretary. Mr. Milberger joined us as Vice President and General Counsel in April 1994. Prior to joining us, Mr. Milberger served as an assistant general counsel and in a number of other positions in the Westinghouse law department, which he joined in 1986.

Marcia A. Thompson was promoted to Vice President—Human Resources in January 2005. She was named Director of Human Resources in April 2003, after serving as Manager Human Resources since 1993. Marcia’s career in Human Resources has spanned 20 years.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth summary information concerning the total compensation awarded to or earned during the years ended December 31, 2004, 2003 and 2002 by our chief executive officer and by each of our four other most highly compensated executive officers whose total annual salary and bonus exceeded $100,000. We refer to these persons elsewhere in this proxy statement as our “named executive officers.”

	Year	Annual Compensation		Long-Term Compensation Awards			All Other Compensation (2)
Name and Principal Position		Salary	Bonus	Restricted Stock Awards		Securities Underlying Options (1)
Burton B. Staniar Chairman of the Board	2004 2003 2002	$250,008 250,008 250,007	$150,000 200,000 215,000	$1,200,000 — —	(3)	— — 100,000	$6,216 6,096 5,916

Andrew B. Cogan Chief Executive Officer; Director	2004 2003 2002	433,344 400,008 400,008	470,000 400,000 425,000	4,800,000 — —	(4)	— — 200,000	96 8,096 8,096

Kathleen G. Bradley President and Chief Executive Officer, Knoll North America; Director	2004 2003 2002	433,344 400,008 400,008	425,000 400,000 425,000	4,800,000 — —	(5)	— — 200,000	6,216 14,096 28,316

Stephen A. Grover Senior Vice President—Operations	2004 2003 2002	240,000 218,392 207,992	235,000 200,000 250,000	2,160,000 — —	(6)	— — 100,000	6,216 6,096 5,916

Arthur C. Graves Senior Vice President—Sales and Distribution	2004 2003 2002	224,103 212,176 208,016	235,000 150,000 200,000	2,160,000 — —	(7)	— — 100,000	6,216 6,096 5,916

(1)	Represents the aggregate number of shares of common stock subject to options granted to the named executive officers.
(2)	Amounts in this column represent our matching contributions to the Knoll, Inc. Retirement Savings Plan, which was $6,120, $6,000 and $5,820 for each named executive officer, other than Mr. Cogan, in 2004, 2003 and 2002, respectively, and the payment by us of premiums in respect of term life insurance, which was $96 for each named executive officer in 2004, 2003 and 2002. With respect to Mr. Cogan and Ms. Bradley, the remainder of the amounts in this column represent payments made pursuant to the terms of our employment benefit plans as compensation for vacation days that were sold back to us.
(3)	This amount represents the value of 80,000 shares of common stock (based on the value of our common stock in our initial public offering). As of December 31, 2004, Mr. Staniar owned 80,000 shares of restricted stock, which had a value of $1,400,000, based on the closing price of the common stock on the New York Stock Exchange on December 31, 2004 of $17.50. Mr. Staniar will be entitled to received any dividends paid on our common stock, only upon vesting. The restricted stock will vest on the sixth anniversary of the date of grant, subject to continuous employment prior to that date, or earlier if certain performance targets are achieved.
(4)	This amount represents the value of 320,000 shares of common stock (based on the value of our common stock in our initial public offering). As of December 31, 2004, Mr. Cogan owned 320,000 shares of restricted stock, which had a value of $5,600,000, based on the closing price of the common stock on the New York Stock Exchange on December 31, 2004 of $17.50. Mr. Cogan will be entitled to received any dividends paid on our common stock, only upon vesting. The restricted stock will vest on the sixth anniversary of the date of grant, subject to continuous employment prior to that date, or earlier if certain performance targets are achieved.
(5)	This amount represents the value of 320,000 shares of common stock (based on the value of our common stock in our initial public offering). As of December 31, 2004, Ms. Bradley owned 320,000 shares of restricted stock, which had a value of $5,600,000, based on the closing price of the common stock on the New York Stock Exchange on December 31, 2004 of $17.50. Ms Bradley will be entitled to received any dividends paid on our common stock, only upon vesting. The restricted stock will vest on the sixth anniversary of the date of grant, subject to continuous employment prior to that date, or earlier if certain performance targets are achieved.

(6)	This amount represents the value of 144,000 shares of common stock (based on the value of our common stock in our initial public offering). As of December 31, 2004, Mr. Grover owned 144,000 shares of restricted stock, which had a value of $2,520,000, based on the closing price of the common stock on the New York Stock Exchange on December 31, 2004 of $17.50. Mr. Grover will be entitled to received any dividends paid on our common stock, only upon vesting. The restricted stock will vest on the sixth anniversary of the date of grant, subject to continuous employment prior to that date, or earlier if certain performance targets are achieved.
(7)	This amount represents the value of 144,000 shares of common stock (based on the value of our common stock in our initial public offering). As of December 31, 2004, Mr. Graves owned 144,000 shares of restricted stock, which had a value of $2,520,000, based on the closing price of the common stock on the New York Stock Exchange on December 31, 2004 of $17.50. Mr. Graves will be entitled to received any dividends paid on our common stock, only upon vesting. The restricted stock will vest on the sixth anniversary of the date of grant, subject to continuous employment prior to that date, or earlier if certain performance targets are achieved.

Option Grants in Our Last Fiscal Year

We did not grant any stock options to our named executive officers during 2004.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The named executive officers did not exercise any options during the year ended December 31, 2004. The following table shows the aggregate value of options held by each named executive officer as of December 31, 2004. The value of the unexercised in-the-money options at fiscal year end is based on a value of $17.50 per share, the closing price of our stock on the New York Stock Exchange on December 31, 2004 (the last trading day prior to the fiscal year end), less the per share exercise price.

	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of the Unexercised In-The-Money Options at Fiscal Year-End
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Burton A. Staniar	446,065	55,091	2,706,890	63,906
Andrew B. Cogan	876,963	176,293	4,418,724	249,455
Kathleen G. Bradley	1,276,707	176,293	9,522,856	249,455
Stephen A. Grover	419,997	55,091	3,474,216	63,906
Arthur C. Graves	185,415	55,091	944,896	63,906

Employment Agreements and Change in Control Provisions

Mr. Cogan serves as our Chief Executive Officer pursuant to an employment agreement dated March 23, 2001, as amended, and Ms. Bradley serves as President and Chief Executive Officer of Knoll North America pursuant to an employment agreement dated March 23, 2001, as amended. Effective September 1, 2004, each employment agreement provides for a base salary of $500,000 subject to annual review and a target annual bonus of 100% of base salary based upon the attainment of goals set by our board of directors. The employment agreements for Mr. Cogan and Ms. Bradley will renew automatically for additional one-year terms each April 1 unless either party gives 60 days notice of his, her or its intention not to renew. The agreements may be terminated by us at any time, but if so terminated without “cause,” or if we fail to renew the agreements, we must pay the employee termination compensation. In the case of Mr. Cogan, the termination compensation is an amount equal to 200% of his then current base salary plus the average of the annual bonuses paid to him for the last two completed fiscal years preceding the fiscal year of termination. In the case of Ms. Bradley, the termination compensation is an amount equal to 100% of her then current base salary plus the average of the annual bonuses paid to her for the last two completed fiscal years preceding the fiscal year of termination. The agreements also contain non-competition, non-solicitation (during the term of the agreement and for two years thereafter for Mr. Cogan and during the term of the agreement and for one year thereafter for Ms. Bradley) and confidentiality provisions.

Mr. Staniar serves as our Chairman of the Board pursuant to an amended and restated employment agreement dated January 1, 2000, as amended. The employment agreement with Mr. Staniar provides for a base salary of $250,000 subject to annual review and a target bonus of 100% of base salary based upon the attainment of goals set by the board of directors. The employment agreement for Mr. Staniar will continue to renew automatically for additional one-year terms each January 1, unless either party gives 60 days notice not to renew. Mr. Staniar’s agreement may be terminated at any time by us, but if so terminated without “cause,” or if we fail to renew the agreement, we must pay him an amount equal to 100% of his then current base salary. The agreement also contains non-competition, non-solicitation (during the term of the agreement and for one year thereafter) and confidentiality provisions.

Mr. Graves serves as our Senior Vice President—Sales and Distribution in accordance with the terms set forth in an offer letter dated July 30, 1999. Effective September 1, 2004, as approved by our compensation committee, Mr. Graves’ base salary is $240,000 subject to annual review and a target annual bonus of 100% of base salary based upon the attainment of goals set by our board of directors.

Mr. Grover serves as our Senior Vice President—Operations in accordance with the terms set forth in an offer letter dated March 11, 1999. Effective January 1, 2004, as approved by our compensation committee, Mr. Grover’s base salary is $240,000 subject to annual review and a target annual bonus of 100% of base salary based upon the attainment of goals set by our board of directors.

Certain stock option agreements and restricted stock agreements provide that upon a change of control (as defined therein) of our company, 100% of the options and restricted stock will become fully vested. This provision is included in each stock option agreement and restricted stock agreement entered into with the named executive officers.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The compensation committee of our board of directors has furnished the following report:

Overview

This report relates to compensation decisions made by the compensation committee. This report shall not be deemed incorporated by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent it specifically incorporates this information by reference in such filing.

The compensation committee, which consists of Jeffrey A. Harris and Sidney Lapidus, is responsible for establishing and administering our executive compensation policies. This report addresses the compensation policies for the fiscal year ended December 31, 2004 as they affected Andrew B. Cogan, in his capacity as Chief Executive Officer, and the other executive officers.

Executive Officer Compensation Program and Policies

Our executive officer compensation program is comprised of: (i) base salary, which is reviewed on an annual basis except to the extent otherwise provided for in the applicable employment agreement; (ii) annual discretionary incentive bonuses, which are based on the achievement of objectives and company performance; and (iii) long-term discretionary incentive compensation in the form of periodic equity incentive grants. The objectives of our executive compensation program are to:

•	provide a competitive compensation package that will attract and retain superior talent and reward performance;

•	support the achievement of desired company performance; and

•	align the interests of executives with the long-term interests of stockholders through award opportunities that can result in ownership of common stock, thereby encouraging the achievement of superior results over an extended period. The compensation committee believes that long-term incentive compensation, in the form of restricted stock and stock options, is a key component of the executive compensation program.

The compensation committee performs annual reviews of executive compensation to confirm the appropriateness of the overall executive compensation packages.

Base Salary

The compensation committee reviews base salary levels for executive officers on an annual basis, subject to any minimum base salary provided for in the applicable employment agreement. In determining salaries, the compensation committee takes into consideration individual experience and performance.

Annual Incentive Bonuses

Bonuses are typically awarded on an annual basis. The compensation committee, along with each executive officer, establish goals related specifically to that officer’s areas of responsibility. The compensation committee determines the amount of each executive’s bonus based on a subjective assessment by the compensation committee of the officer’s progress toward achieving the established goals and other criteria determined by the compensation committee. For example, in 2004, the compensation committee considered the company’s successfully completed initial public offering of common stock in determining bonuses for executive officers.

Long-term Incentive Compensation

Long-term incentive compensation, in the form of restricted stock and stock options, allows the executive officers to share in any appreciation in the value of our common stock. The compensation committee believes that equity participation aligns executive officers’ interests with those of the stockholders. The amounts of the awards are designed to reward past performance and create incentives to meet long-term objectives. In determining the amount of each grant that it recommends to the board of directors, the compensation committee takes into account the number of shares held by the executive prior to the grant as well as the performance of the company and the individual executive.

Chief Executive Officer Compensation

In 2004, Mr. Cogan received a base salary of $433,344 and a bonus of $470,000. The compensation committee believes Mr. Cogan has managed the company well and has positioned the company to achieve its long-term objectives. In recognition of his performance and his increasing contributions to the company’s performance, the compensation committee recommended that we increase Mr. Cogan’s base salary from $400,000 to $500,000. This increase was implemented effective September 1, 2004 by amending Mr. Cogan’s employment agreement. Under his employment agreement, Mr. Cogan’s target annual bonus of 100% of base salary is based upon the attainment of goals established by the compensation committee and the board of directors. For 2004, Mr. Cogan’s bonus was based on quantitative factors, including the company’s operating performance, and qualitative factors, including his role in the company’s successfully completed initial public offering of common stock.

In December 2004, we also granted Mr. Cogan 320,000 shares of restricted stock, which will vest on the earlier of the sixth anniversary of the date of grant or the achievement by the company of certain performance goals. This restricted stock grant is intended to further align Mr. Cogan’s interests with the long-term interests of our stockholders.

The compensation committee believes that these levels are consistent with the range of compensation received by his counterparts in our publicly traded competitors.

Members of our Compensation Committee

Jeffrey A. Harris

Sidney Lapidus

PERFORMANCE GRAPH

The following graph compares the annual percentage change in our cumulative total stockholder return on our common stock during a period commencing on December 14, 2004, the date our shares began trading, and ending on December 31, 2004 (as measured by dividing (A) the difference between our share price at the end and the beginning of the measurement period by (B) our share price at the beginning of the measurement period) with the cumulative total return of the Standard & Poors’ 500 Stock Index and with the cumulative total return on a peer group of companies selected by us. Our share price at the beginning of the measurement period is $15.00 per share, the price in our initial public offering. The peer group is made up of two publicly-held manufacturers of office furniture, Herman Miller, Inc. and Steelcase, Inc. The stock price performance on the graph below does not necessarily indicate future price performance.

		December 14, 2004	December 31, 2004
Knoll, Inc.	Cumulative dollars Return %	$100.00	$116.67 16.67%
Standard & Poors’ 500 Stock Index	Cumulative dollars Return %	$100.00	$101.00 1.1%
Peer Group	Cumulative dollars Return %	$100.00	$111.96 11.96%

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our records reflect that all reports which were required to be filed pursuant to Section 16(a) of the Exchange Act were filed on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our audit committee reviews and approves in advance all related-party transactions entered into by Knoll, Inc. with any of its director or executive officers.

Stockholders Agreement

We are party to an amended and restated stockholders agreement with Warburg Pincus and five current or former senior members of management, or holders. The stockholders agreement governs certain matters related to corporate governance and registration of shares of common stock, or Registrable Securities, held by such holders (other than shares acquired pursuant to the our stock incentive plans).

Pursuant to the stockholders agreement, Warburg Pincus is entitled to request at any time that we file a registration statement under the Securities Act covering the sale of shares of common stock with an aggregate public offering price of at least $25 million, subject to certain conditions. If our officers or directors holding other of our securities request inclusion of their securities in any such registration, or if holders of our securities other than Registrable Securities who are entitled, by contract with us or otherwise, to have securities included in such a registration, referred to as Other Stockholders, request such inclusion, the holders of Registrable Securities will offer to include the securities of such officers, directors and Other Stockholders in any underwriting involved in such registration, provided, among other conditions, that the underwriter representative of any such offering has the right, subject to certain conditions, to limit the number of Registrable Securities or other securities included in the registration. We may defer the registration for 120 days if we believe that it would be seriously detrimental to us and our stockholders for such registration statement to be filed.

The stockholders agreement further provides that, if we propose to register any of our securities (other than registrations related solely to employee benefit plans or pursuant to Rule 145 or on a form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities), either for our own account or for the account of other security holders, holders of Registrable Securities may require us to include all or a portion of their Registrable Securities in the registration and in any underwriting involved therein, provided, among other conditions, that the underwriter representative of any such offering has the right, subject to certain conditions, to limit the number of Registrable Securities included in the registration. In addition, after we become qualified to use Form S-3, the holders of Registrable Securities will have the right to request an unlimited number of registrations on Form S-3 to register such shares with an aggregate price to the public of more than $5 million, subject to certain conditions, provided that we will not be required to effect such a registration within 180 days of the effective date of the most recent registration pursuant to this provision. We may defer the registration for 120 days if we believe that it would be seriously detrimental to us and our stockholders for such registration statement to be filed.

In general, all fees, costs and expenses of such registrations (other than underwriting discounts and selling commissions applicable to sales of the Registrable Securities) and all fees and disbursements of counsel for the holders will be borne by us.

Stockholders Agreement (Common Stock Under Stock Incentive Plans)

We are party to an amended and restated stockholders agreement, dated November 4, 1999 and as amended as of September 8, 2004, with Warburg Pincus and many of our current and former executive officers and other members of our management related to the issuance of restricted shares of our common stock pursuant to our stock incentive plans. Pursuant to this agreement, persons deemed to be “insiders” within the meaning of Section 16 of the Exchange Act have agreed not to transfer their shares except (i) to members of their immediate families and other related or controlled entities or (ii) to Warburg Pincus or an affiliate thereof. The restrictions on transfer will terminate when Warburg Pincus owns less than 10% of the outstanding shares of common stock. In addition, pursuant to this agreement, we agreed that, if we determine to register any shares of common stock for our own account or for the account of security holders, we will include in such registration certain vested shares of common stock received by management pursuant to the 1996 stock incentive plan, subject to certain limited exceptions. In addition, after we become qualified to use Form S-3, management will have the right to request an unlimited number of registrations on Form S-3 to register vested shares of common stock issued under our stock plans with an aggregate price to the public of more than $5 million, subject to certain conditions, provided that we will not be required to effect such a registration within 180 days of the effective date of the most recent registration pursuant to this provision. We may defer the registration for 120 days if we believe that it would be seriously detrimental to us and our stockholders for such registration statement to be filed.

In general, all fees, costs and expenses of such registrations (other than underwriting discounts and selling commissions applicable to sales of the registrable securities) and all fees and disbursements of counsel for the holders will be borne by us.

Substantially all individuals who were granted options under our stock incentive plans have also agreed to be bound by the terms of this stockholders agreement (common stock under stock incentive plans).

Other

We paid $270,910, $297,921 and $276,844 for the years ended December 31, 2004, 2003 and 2002, respectively, to Emanuela Frattini Magnusson, or companies controlled by her, for design services, consulting services and product royalties. The majority of the payments were made pursuant to the terms of a July 1993 design development agreement between Emanuela Frattini Magnusson and us pertaining to our Propeller product line. Emanuela Frattini Magnusson also provides design services to us under a June 2003 design development agreement and consulting services to Spinneybeck, our leather goods subsidiary, under a January 2004 consulting services agreement. Emanuela Frattini Magnusson is the wife of Carl G. Magnusson, our Executive Vice President and Director of Design. We believe that all of the transactions with Emanuela Frattini Magnusson are on terms that are fair to us and no less favorable to us than those that could have been obtained in a comparable transaction with an independent third party.

REPORT OF AUDIT COMMITTEE

The audit committee of the board of directors has furnished the following report:

The audit committee assists the board of directors in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in a charter adopted by the board of directors, which is attached as Appendix A to this proxy statement. This committee reviews and reassesses our charter annually and recommends any changes to the board of directors for approval. The audit committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Ernst & Young LLP. In fulfilling its responsibilities for the financial statements for fiscal year 2004, the audit committee took the following actions:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2004 with management and Ernst & Young LLP, our independent auditors;

•	Discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communication with Audit Committees); and

•	Received written disclosures and the letter from Ernst & Young LLP regarding its independence as required by Independence Standards Board Standard No. 1. The audit committee further discussed with Ernst & Young LLP their independence. The audit committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the audit committee’s review of the audited financial statements and discussions with management and Ernst & Young LLP, including meetings held without management present, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the SEC.

Members of our Audit Committee

John F. Maypole (Chairman)

Anthony P. Terracciano

Jeffrey A. Harris

ELECTION OF DIRECTORS

(Notice Item 1)

The board of directors currently consists of nine members, classified into three classes as follows: Andrew B. Cogan, Kevin Kruse and Kewsong Lee constitute a class with a term that expires at the 2005 Annual Meeting, or thereafter in each case when their respective successors are elected and qualified (the “Class I directors”); Burton B. Staniar, Sidney Lapidus and Anthony P. Terracciano constitute a class with a term that expires at the 2006 Annual Meeting, or thereafter in each case when their respective successors are elected and qualified (the “Class II directors”); and Kathleen G. Bradley, Jeffrey A. Harris and John F. Maypole constitute a class with a term that expires at the 2007 Annual Meeting, or thereafter in each case when their respective successors are elected and qualified (the “Class III directors”). At each Annual Meeting of Stockholders, directors are elected for a term ending at the third Annual Meeting of Stockholders after such election, or thereafter in each case when their respective successors are elected and qualified.

On February 2, 2005, our nominating and corporate governance committee recommended Messrs. Cogan, Kruse and Lee for reelection after due consideration of their qualifications. On February 15, 2005, our board of directors voted to nominate Messrs. Cogan, Kruse and Lee for reelection at the 2005 Annual Meeting to serve for a term ending at the 2008 Annual Meeting of Stockholders, or thereafter in each case when their respective successors are elected and qualified.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of Andrew B. Cogan, Kevin Kruse and Kewsong Lee. In the event that a nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the board of directors may recommend in his place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

A plurality of the shares voted affirmatively or negatively at the Annual Meeting is required to elect each nominee as a director.

The Board Of Directors Recommends The Election of Andrew B. Cogan, Kevin Kruse and Kewsong Lee As Directors, And Proxies Solicited By The Board of Directors Will Be Voted In Favor Thereof Unless A Stockholder Has Indicated Otherwise On The Proxy.

INDEPENDENT AUDITORS

(Notice Item 2)

The audit committee and the board of directors have appointed Ernst & Young LLP, as independent auditors, to audit our financial statements for the fiscal year ending December 31, 2005. The board of directors proposes that the stockholders ratify this appointment. Ernst & Young LLP has audited our financial statements for the fiscal years ended December 31, 1996 through 2004. We expect that representatives of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

The following table presents fees for professional audit services rendered by Ernst & Young LLP, for the audit of our annual financial statements for the years ended December 31, 2004 and 2003, and fees billed for other services rendered by Ernst & Young LLP during those periods.

	2004	2003
Audit Fees(1):	$1,294,000	$396,000
Audit-Related Fees(2):	68,000	51,000
Tax Fees(3):	213,000	258,000
All Other Fees:	0	0

Total	$1,575,000	$705,000

(1)	Audit Fees includes fees associated with the annual audit, statutory audits required internationally and our initial public offering.
(2)	Audit-Related Fees consisted principally of fees related to employee benefit plans and merger and acquisition related due diligence.
(3)	Tax Fees consisted principally of fees related to tax return preparation and tax planning.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Auditors

Consistent with SEC policies regarding auditor independence, which apply to us effective December 14, 2004, the date of our initial public offering, the audit committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the audit committee has pre-approved compensating Ernst & Young LLP for certain services that they may provide during 2005 based on the specific service or category of service. If, during the year, these pre-approved amounts are insufficient to allow Ernst & Young to complete such services, the audit committee has delegated authority to its Chairman, John F. Maypole, to approve additional compensation, again subject to certain limits depending on the specific service or category of service.

In the event the stockholders do not ratify the appointment of Ernst & Young LLP, as our independent auditors, the audit committee will reconsider its appointment.

The affirmative vote of a majority of the shares present or represented and entitled to vote at the Annual Meeting is required to ratify the audit committee’s appointment of the independent auditors.

The Board Of Directors Recommends A Vote To Ratify The Appointment Of Ernst & Young LLP, As Independent Auditors, And Proxies Solicited By The Board of Directors Will Be Voted In Favor Of Such Ratification Unless A Stockholder Indicates Otherwise On The Proxy.

OTHER MATTERS

The board of directors knows of no other business which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our Annual Meeting of Stockholders to be held in 2006, your proposal must be received no later than December 9, 2005. To be considered for presentation at the Annual Meeting of Stockholders to be held in 2006, although not included in the proxy statement, proposals must be made using the procedures set forth in our by-laws and received no earlier than January 3, 2006 and no later than February 2, 2006. Proposals received after that date will not be voted on at the Annual Meeting of Stockholders to be held in 2006. If a proposal is received before that date, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of our Corporate Secretary at Knoll, Inc., 1235 Water Street, East Greenville, Pennsylvania 18041.

East Greenville, Pennsylvania

March 31, 2005

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (other than exhibits thereto) filed with the SEC, which provides additional information about us, is available on our website at www.knoll.com and is available in paper form to beneficial owners of our common stock without charge upon written request to our Corporate Secretary at Knoll, Inc., 1235 Water Street, East Greenville, Pennsylvania 18041.

APPENDIX A

AUDIT COMMITTEE CHARTER

OF

KNOLL, INC.

Purpose

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Knoll, Inc. (the “Company”) is to oversee the broad range of issues surrounding the accounting and financial reporting processes of the Company and its subsidiaries and audits of the financial statements of the Company and its subsidiaries. The Committee’s primary focus will be: (1) to assist the Board in monitoring (a) the integrity of the financial statements of the Company and its subsidiaries, (b) the compliance by the Company and its subsidiaries with legal and regulatory requirements, (c) the independent auditor’s qualifications and independence, and (d) the performance of the Company’s internal audit function and independent auditors; (2) to assume direct responsibility for the appointment, compensation, retention and oversight of the work of any registered accounting firm engaged for the purpose of performing any audit, review or attest services and for dealing directly with any such accounting firm; (3) to provide a medium within the Company for consideration of matters relating to any audit issues and (4) to prepare the audit committee report that the United States Securities and Exchange Commission (the “SEC”) rules require be included in the Company’s annual proxy statement or annual report on Form 10-K.

Organization and Membership

The members of the Committee shall be appointed by the Board and serve until their successors are duly appointed or until their earlier resignation or removal by the Board. Each Committee member may receive his or her director fee in cash and/or Company stock or options or other in-kind consideration.

The Company’s Bylaws (the “Bylaws”) and this charter (the “Charter”) govern the operation of the Committee; in the event of a conflict, the terms of the Bylaws shall govern. At its sole discretion, the Committee shall have the power to retain outside legal, accounting and financial consultants or other advisors or to delegate to subcommittees to assist it in its activities to the extent required by the SEC and the New York Stock Exchange (the “NYSE”) or such other national securities exchange or stock market on which the Company’s securities may be listed. The fees and expenses of such consultants and advisors shall be borne by the Company.

Number and Qualification

The Committee shall be composed of three (3) or more members of the Board. Committee members shall not be affiliated with the Company or any of its subsidiaries or receive any fees paid directly or indirectly for services as a consultant or financial advisor to the Company or any of its subsidiaries, regardless of amount. This includes payments to any firm of which a Committee member is an executive officer, partner, member, principal or designee, but does not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company (provided that such compensation is not contingent in any way on continued service). Each Committee member shall meet the independence requirements of the SEC and NYSE or such other national securities exchange or stock market on which the Company’s securities may be listed, subject to any election by the Board to rely upon the phase-in provisions set forth in Rule 10A-3 promulgated under the Securities Exchange Act of 1934.

Composition

All members of the Committee shall be financially literate, or must become financially literate within a reasonable period of time after his or her appointment to the Committee, as required by the NYSE or such other national securities exchange or stock market on which the Company’s securities may be listed. “Financial

Literacy” shall be determined by the Board in the exercise of its business judgment. Committee members, if they or the Board deem it appropriate, may enhance their understanding of their duties by participating in educational programs conducted by the Company or an outside consultant or firm.

At least one member of the Committee must have accounting or financial management expertise. The Board has determined that a person who qualifies as a “financial expert” as set forth by the SEC has such accounting or related financial management expertise. A “financial expert” is a person who has the following attributes: (1) an understanding of generally accepted accounting principles (“GAAP”) and financial statements; (2) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (3) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant’s financial statements, or experience actively supervising one or more persons engaged in such activities; (4) an understanding of internal control over financial reporting; and (5) an understanding of audit committee functions. A person must have acquired such attributes through one of more of the following: (a) education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions; (b) experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions; (c) experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or (d) other relevant experience.

Minutes

The Committee shall maintain and submit to the Board copies of minutes of each meeting of the Committee, and each written consent to action taken without a meeting, reflecting the actions so authorized or taken by the Committee since the preceding meeting of the Board. A copy of the minutes of each meeting shall be placed in the Corporation’s minute book.

Charter Amendment

Any member of the Committee may submit proposed Charter amendments to the Board. The Board shall circulate any proposed charter amendment(s) to members of the Committee immediately upon receipt. The Board may consider the amendments to the Charter in accordance with the Bylaws and the Company’s Certificate of Incorporation.

Meetings

The Committee shall hold such regular meetings as may be necessary or advisable, but no less frequently than quarterly, and special meetings as may be called by the Committee’s chairman. The presence in person or by telephone of a majority of the Committee’s members shall constitute a quorum for any meeting of the Committee. All actions of the Committee will require the vote of a majority of its members present at a meeting of the Committee at which a quorum is present.

The Committee chairman should, when he deems so appropriate, consult with management in the process of establishing agendas for Committee meetings.

Authority and Responsibilities

The Committee’s policies and procedures shall remain flexible in order to best react to changing conditions and to help ensure that the Company’s accounting and reporting practices are consistent with applicable legal requirements and are of the highest quality. The Committee shall:

(1) Select, appoint, retain, dismiss and oversee the work of the Company’s independent auditors;

(2) Pre-approve the retention of the Company’s independent auditors for any non-audit services;

(3) Pre-approve appropriate funding for payment of (a) compensation to the Company’s independent auditors for the purpose of rendering audit and non-audit services, (b) compensation to any advisors employed by the Committee and (c) ordinary administrative expenses necessary to carry out its duties. The Committee may delegate the authority to pre-approve any such payment to any member of the Committee; provided that such member shall present any pre-approval decisions to the Committee at its next scheduled meeting;

(4) Approve all related party transactions entered into by the Company with any of the Company’s directors or executive officers;

(5) Ensure audit partner rotation if the lead (or coordinating) audit partner (having primary responsibility for the audit), or the audit partner responsible for reviewing the audit, has performed audit services for the Company in each of the Company’s five previous fiscal years;

(6) Review and reassess the adequacy of the Charter annually and recommend any proposed changes to the Board for approval;

(7) Review, evaluate and reassess the performance of the Committee annually and discuss such annual performance evaluation with the Board;

(8) Review the Company’s annual audited financial statements and quarterly unaudited financial statements with the Company’s management and independent auditors;

(9) Review the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s periodic reports and registration statements filed with the SEC;

(10) Review and discuss with the Company’s management and independent auditors the Company’s quarterly earnings press releases (paying particular attention to any use of “Pro Forma” or “Adjusted” non-GAAP information) and earnings guidance; provided that the Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance;

(11) Review and discuss generally with the Company’s management and independent auditors the type of other financial information provided to analysts and rating agencies, provided that the Committee need not discuss such other financial information before it is provided to analysts and rating agencies;

(12) Review any major changes to the Company’s auditing and accounting principles and practices as suggested by the Company’s management or independent auditors;

(13) At least annually, obtain and review a report by the Company’s independent auditors describing:

(a) the auditors’ internal quality-control procedures;

(b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues; and

(c) all relationships between the independent auditor and the Company (to assess the auditor’s independence);

(14) Review and receive periodic reports (as well as the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 as may be modified or supplemented) from the Company’s independent auditors regarding the auditor’s qualifications, performance, independence and their registration with the SEC; discuss such materials with the auditor; after receipt of the annual report provided by the independent auditors discussed above in Section 13, present its conclusions with respect to the independent auditor to the full Board; and, if so determined by the Committee, recommend that the Board take appropriate action to insure the independence of the auditors and continued registration with the SEC;

(15) Meet regularly with the Board and review with the Company’s management any legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies;

(16) Review with the Company’s independent auditors any problems or difficulties the auditor may have encountered and any management letter provided (or intended to be provided) by the auditor and the Company’s response, including:

(a) any difficulties encountered in the course of the audit work, including any restrictions on the scope of the activities or access to required information;

(b) any changes required in the planned scope of the external audit;

(c) any disagreements with management;

(d) any material written communications between the independent auditors and the Company’s management, such as any management letter or schedule of unadjusted differences; and

(e) any accounting adjustments that were proposed by the Company’s independent auditors but were “passed” (as immaterial or otherwise), any material communications between the audit team and the independent auditors’ national office respecting auditing or accounting issues presented by the engagement;

(17) Review and discuss with the Company’s independent auditors, the responsibilities, budget and staffing of the Company’s internal audit function;

(18) Review and discuss with the Board any issues that arise with respect to the quality or integrity of the performance of the Company’s internal audit function;

(19) Review annually with the Company’s management and independent auditors:

(a) analyses prepared by the Company’s management and/or independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative generally accepted accounting principles on financial statements; and

(b) the effect of regulatory and accounting initiatives, as well as review and approve any off-balance sheet structures on the Company’s financial statements;

(20) Review annually major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls, and any special audit steps adopted in light of control deficiencies;

(21) Review the audit report provided by the Company’s independent auditors, which should include:

(a) all critical accounting policies and practices used; and

(b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the issuer, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors;

(22) Review any failures of the Company’s financial reporting controls;

(23) Meet periodically with the Company’s management and independent auditors in separate sessions to review the Company’s policies with respect to major risk exposures and the steps management has taken to monitor and control such exposures;

(24) Meet periodically with the Company’s management, the independent auditors and the personnel or third party responsible for the internal audit function in separate sessions to encourage entirely frank discussions with the Committee, including, without limitation, discussions regarding the Company’s financial reporting control procedures, the quality of the Company’s financial reporting and the adequacy and competency of the Company’s financial management;

(25) Meet and discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit of the Company’s annual financial statements and the matters required to be discussed relating to the conduct of the review of the Company’s quarterly financial statements;

(26) Meet and discuss with the internal auditors (or other personnel or independent third party responsible for the internal audit function) the Company’s risk management processes and systems of internal control;

(27) Establish procedures for:

(a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and

(b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

(28) Obtain assurance from the Company’s independent auditor that it has notified the Committee of any failure of which the independent auditor is aware of the Company to comply with applicable legal requirements;

(29) Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with any code of business conduct adopted by the Committee from time to time;

(30) Set clear hiring policies for employees or former employees of the independent auditors so as to avoid any conflict of interest under the rules and regulations set forth by the SEC and the NYSE or such other national securities exchange or stock market on which the Company’s securities may be listed;

(31) Meet regularly with the Board to effect the Committee’s purpose noted above; and

(32) Do every other act incidental to, arising out of or in connection with, or otherwise related to, the authority granted to the Committee hereby or the carrying out of the Committee’s duties and responsibilities hereunder.

Limitation of Committee’s Role

While the Committee has the authority, powers, and responsibilities set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with GAAP and applicable legal, accounting, and other requirements. These are the responsibilities of the Company’s management and the independent auditor.

*************

KNOLL, INC.

C/O EQUISERVE TRUST COMPANY, N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

DETACH HERE ZKNL11

☒	Please mark votes as in this example.

#KNL

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES FOR DIRECTOR LISTED BELOW AND “FOR” PROPOSAL 2.

1. To elect three directors to hold office for a term ending at the 2008 Annual Meeting of Stockholders, or thereafter in each case when their respective successors are elected and qualified.

NOMINEES: (01) Andrew B. Cogan, (02) Kevin Kruse, (03) Kewsong Lee

2. To ratify selection by the audit committee of the board of directors of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2005.

FOR AGAINST ABSTAIN

FOR

ALL

NOMINEES

WITHHOLD

FROM ALL

NOMINEES

To withhold authority to vote for any nominee(s), write

such nominee(s) name(s) above.

Address Change/Comments

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in full partnership name by authorized person. Please vote, date and promptly return this proxy in the enclosed return envelope, which is postage prepaid if mailed in the United States.

Signature: Date: Signature: Date:

DETACH HERE	ZKNL12

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 3, 2005 KNOLL, INC.

The undersigned hereby appoints Barry L. McCabe and Patrick A. Milberger, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Knoll, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Knoll, Inc. to be held at the offices of Knoll, Inc. at 76 Ninth Avenue, 11th Floor, New York, New York 10011 on Tuesday, May 3, 2005 at 9 a.m. (local time) and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

You can view the Annual Report and Proxy Statement on the Internet at www.knoll.com.

Address Change/Comments (Mark the corresponding box on the reverse side)

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)